Earnings Per Share Computations
                                  (Unaudited)

                                             For the Three Months Ended              For the Six Months Ended
                                           ------------------------------        --------------------------------
                                            August 24,         August 25,         August 24,           August 25,
                                               1997              1996               1997                 1996
                                           -----------       ------------        -----------         ------------
PRIMARY EPS:
Net loss                                   $(6,776,215)      $(47,646,753)       $(9,817,402)        $(49,501,196)
Accretion of discount and dividends
  on preferred stocks                          154,533            119,032            312,153              342,160
                                           -----------       ------------        -----------         ------------
Loss attributable to common
  stockholders                             $(6,930,748)      $(47,765,785)      $(10,129,555)        $(49,843,356)
                                           ===========       ============        ===========         ============
Weighted average common
  shares outstanding                        26,348,574         25,706,935         26,306,219           25,012,072
Weighted shares issued
  from exercise and
  assumed execise of:
  warrants                                          --                 --                 --                   --
  options                                           --                 --                 --                   --
                                           -----------       ------------        -----------         ------------
Shares for EPS
  calculation                               26,348,574         25,706,935         26,306,219           25,012,072
                                           ===========       ============        ===========         ============
REPORTED EPS:
Net loss                                        $(0.25)            $(1.85)            $(0.37)              $(1.98)
Accretion of discount and dividends
  on preferred stocks                            (0.01)             (0.01)             (0.01)               (0.01)
                                           -----------       ------------        -----------         ------------
Loss per common share                           $(0.26)            $(1.86)            $(0.38)              $(1.99)
                                           ===========       ============        ===========         ============
FULLY DILUTED EPS:

For the periods presented in this exhibit, there is no dilution from Primary
EPS.


              This exhibit should be reviewed in conjunction with
             Note 6 of Notes to Consolidated Financial Statements.